EXHIBIT 32.1

                          CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Centracan Incorporated, a Florida corporation (the "Company") on Form 10-Q for the year ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jerome Goubeaux, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)  The  information  contained in the Report fairly  presents, in all
              material   respects,   the   financial   condition   and result of
              operations of the Company.

A signed original of this written statement  required by Section 906  has   been
provided to the Company, and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


/s/Jerome Goubeaux
-----------------------
Jerome Goubeaux
Chief Executive Officer
August 19, 2008